FIFTH AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of July 6, 2005 (this “Fifth Amendment”), to: (i) the Note Purchase Agreement, dated as of May 28, 2004, as amended by an Amendment Agreement dated as of September 30, 2004, (the “Amendment Agreement”), as further amended as of November 24, 2004 (the “Second Amendment”), and as further amended as of January 20, 2005 (the “Third Amendment”), and as further amended as of May 31, 2005 (the “Fourth Amendment”) (as so amended, and as it in the future may be amended, modified or supplemented from time to time in accordance with its terms, the “Note Purchase Agreement”), by and among 360 Global Wine Company f/k/a Knightsbridge Fine Wines, Inc., a Nevada corporation (hereinafter the “Company”), and each of Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP (collectively, the “Purchasers”), (ii) that certain Convertible Promissory Note No. PN-04-1 dated May 28, 2004, in the original principal amount of $250,000 issued by the Company in favor of Longview Fund, LP (the “First Note”), (iii) that certain Convertible Promissory Note No. PN-04-2 dated May 28, 2004, in the original principal amount of $200,000 issued by the Company in favor of Longview Equity Fund, LP (the “Second Note”), and (iv) that certain Convertible Promissory Note No. PN-04-3 dated May 28, 2004, in the original principal amount of $50,000 issued by the Company in favor of Longview International Equity Fund, LP (the “Third Note” and, collectively with the First Note and the Second Note, the “Notes”).

WHEREAS, the Company is in default under the Note Purchase Agreement and each of the Notes for non-payment of principal and interest owed under the Notes in cash on or before March 10, 2005, which default is continuing, and breaches of certain covenants under the Note Purchase Agreement, and each of the Notes; and

WHEREAS, the Company currently owes to the Purchasers the aggregate principal amount under the Notes of $517,072.99, plus account interest of $46,536.57 through June 30, 2005 plus an additional Fourth Amendment penalty of $50,000, which interest and penalty is being capitalized pursuant to this Fifth Amendment, for a total owing to the Purchasers as of the date hereof of $613,609.56; and

  WHEREAS, in order to induce the Purchasers not to commence legal proceedings against the Company and Mr. Shapiro, the parties hereto have agreed to amend certain provisions of the Note Purchase Agreement and each of the Notes as set forth in this Fifth Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Amendments to Note Purchase Agreement and Notes.  Subject to the satisfaction of conditions as to effectiveness set forth in Section 3 of this Fifth Amendment, as determined by the Purchasers, in their sole discretion, the Note Purchase Agreement and the Notes are hereby amended as follows:

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(a)

The Maturity Date (as such term is defined in each of the Notes) is hereby extended for a period of forty (40) from June 22, 2005 to August 1, 2005 (as hereby amended, the “Maturity Date”).

(b)

As an inducement to the extension of the Maturity Date of the Notes by the Purchasers and as a fee for entering into this Fifth Amendment, the Company agrees that an additional amount of twenty thousand dollars ($20,000) shall be added to the outstanding principal amount of the Notes (the “Inducement Fee”), in proportion to the Purchasers original investment amount, so that the aggregate outstanding principal amount of the Notes upon the effectiveness of this Fifth Amendment shall be $633,609.56.  Upon the effectiveness of this Fifth Amendment, the outstanding principal amount of the First Note shall be $316,804.78, the outstanding principal amount of the Second Note shall be $253,443.82, and the outstanding principal amount of the Third Note shall be $63,360.96.

(c)

Interest shall continue to accrue on the outstanding principal amount of the Notes at the rate of eighteen (18%) percent per annum, and interest shall be paid monthly on the last day of each month, until the Notes are paid in full.

(d)

The Company may prepay the Notes at any time, in whole or in part, prior to the Maturity Date, without any prepayment penalty.  All partial prepayments of the Notes, howsoever made, shall be applied first to accrued interest, until all accrued interest has been paid in full, and thereafter all remaining amounts shall be applied to the payment of the outstanding principal amount of the Notes.  Any complete prepayment of the Notes shall include the payment of all accrued and unpaid interest through and including the date of prepayment.

(e)

As security for the performance of the obligations of the Company under the Note Purchase Agreement, the Notes, and this Fifth Amendment, the two hundred and fifty thousand (250,000) shares of Common Stock (the “Initial Pledged Shares”) owned by Mr. Jake Shapiro and previously pledged to the Purchasers pursuant to the Pledge Agreement, shall remain in full force and effect and shall apply to the Notes.  Mr. Shapiro acknowledges and agrees that he had been in breach of his obligation to the Purchasers under the Third Amendment to pledge additional shares of Common Stock to the Purchasers.  The Purchasers acknowledge that Mr. Shapiro has now pledged an additional two million (2,000,000) Shares of Common Stock for a total of 2,250,000 Shares pledged under the Pledge Agreement (collectively, the “Pledged Shares”).  All references in the Pledge Agreement to the Note Purchase Agreement and the Notes shall be deemed to refer to the Note Purchase Agreement and the Notes, as amended prior to the date hereof, and by this Fifth Amendment.  All references in the Pledge Agreement to the Pledged Shares shall be to the Pledged Shares as defined in this Fifth Amendment.  Upon foreclosure under the Pledge Agreement, the Pledged Shares shall be deemed Registrable Securities, and the Pledged Shares shall be registered with the Securities and Exchange Commission in accordance with the terms, conditions and provisions of the Note Purchase Agreement.

2.

Covenants.  1)  Upon the earlier to occur of (i) August 1, 2005 and (ii) the closing of a financing by the Company with the Laurus Funds or from any other source (the “Financing”), the

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funds for which will be used, among other things, by the Company to consummate the acquisition of the Viansa winery (“Viansa”) the Company will pay $100,000 against the amounts owing under the Notes, such $100,000 to be applied pro rata among the Notes.

(b)

Following the $100,000 payment contemplated by Section 3(a) hereof, the Company will negotiate in good faith with the Purchasers a mutually agreeable repayment schedule for the repayment of all amounts remaining outstanding under the Notes, such repayment schedule to be initially proposed by the Purchasers.  Such renegotion shall be concluded by August 1, 2005 or sooner.

3.

Representations and Warranties.  In order to induce the Purchaser’s to enter into this Fifth Amendment, each of the Company and Mr. Shapiro hereby, jointly and severally, represents and warrants to each of the Purchasers as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Fifth Amendment):

(a)

All representations and warranties made by the Company in Section 3 of the Note Purchase Agreement and Section 7 of each of the Notes, after taking into account the effectiveness of this Fifth Amendment, are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty expressly relates to an earlier date);

(b)

The Company has the requisite power to execute, deliver and carry out the terms and provisions of this Fifth Amendment;

(c)

The execution, delivery and performance of this Fifth Amendment has been duly authorized in accordance with the power and authority of the Company and constitutes the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity;

(d)

After giving effect to this Fifth Amendment, no event shall have occurred and be continuing which constitutes or would constitute a Default or an Event of Default under the Note Purchase Agreement or the Notes; and

(e)

M. Shapiro has the right to transfer the Third Amendment Additional Shares to the Purchasers, free and clear of any lien, mortgage, pledge, security, interest, option, right or other encumbrance or right of party, and such transfer does not require the consent of, or notice to, any third party.

4.

Conditions Precedent.  Notwithstanding any term or provision of this Fifth Amendment to the contrary, Section 1 hereof shall not become effective until:

(a)

Each of the Purchasers shall receive counterparts of this Fifth Amendment, duly executed and delivered on behalf of the Company and Mr. Jake Shapiro, individually.

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(b)

Stock powers endorsed in blank, with signature medallion guaranteed for the Pledged Shares (to the extent not previously delivered to the Purchasers) shall be delivered to the Purchasers..

(c)

The Company shall deliver to the Purchasers true, correct and complete copies of the letter of intent executed by the Company and the seller of Viansa for the purchase of Viansa by the Company and the term sheet for the Financing, as executed by the Company and the Laurus Funds.

(d)

The fees and expenses provided for in Section 5 hereof shall have been paid in full.

5.

Fees and Expenses of Purchasers.  The Company agrees, concurrently with the execution of this Fifth Amendment, to pay all reasonable fees and out-of-pocket expenses incurred by the Purchasers in connection with the preparation and negotiation of this Fifth Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Purchasers in the amount equal of $1,000.

6.

References to Agreements.  The term “Agreement”, “hereof”, “herein” and similar terms as used in the Note Purchase Agreement, and references in the Note Purchase Agreement and the Notes to the Note Purchase Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Section 3 hereof, the Note Purchase Agreement, as amended by this Fifth Agreement.

7.

Continued Effectiveness.  Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Note Purchase Agreement or any of the Notes, except as expressly provided for hereby, and each of the parties hereto agrees that, as amended by this Fifth Amendment, all of the covenants and agreements and other provisions contained in the Note Purchase Agreement and the Notes shall remain in full force and effect from and after the date of this Fifth Amendment.

8.

Counterparts.  This Fifth Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument.  Delivery of an executed counterpart of a signature page to this Fifth Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

9.

Governing Law.  This Third Amendment shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

360 GLOBAL WINE COMPANY f/k/a Knightsbridge Fine Wines, Inc.

By: _____________________________________________

       Name:

       Title:

LONGVIEW FUND, LP

By: _____________________________________________

       Name:

       Title:

LONGVIEW EQUITY FUND, LP

By:_____________________________________________

   Name:

   Title:

LONGVIEW INTERNATIONAL EQUITY FUND, LP

By: _____________________________________________

   Name:

   Title:

________________________________________________

Jake Shapiro, individually

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